Exhibit 99.2

Second Quarter 2022

Supplemental

Plymouth Industrial REIT, Inc.
Table of Contents

Introduction
Executive Summary	2
Management, Board of Directors, Investor Relations, and Equity Coverage	2
Portfolio Statistics	3
Acquisition Activity	3
Select Recent Acquisitions	4
Value Creation	5
Development Projects	5
Guidance	6
Financial Information
Same Store Net Operating Income (NOI)	7
Consolidated Statements of Operations	8
Consolidated NOI	9
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	9
Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)	9
Consolidated Balance Sheets	10
Capital Structure and Debt Summary	11
Capital Markets Activity	11
Net Asset Value Components	12
Operational & Portfolio Information
Leasing Activity	13
Lease Expiration Schedule	13
Leased Square Feet and Annualized Base Rent by Tenant Industry	14
Leased Square Feet and Annualized Base Rent by Type	15
Top 10 Tenants by Annualized Base Rent	16
Lease Segmentation by Size	16
Rentable Square Feet and Annualized Base Rent by Market	17
Total Acquisition and Replacement Cost by Market	17
Appendix
Glossary	18

Forward-Looking Statements: This Supplemental Information contains forward-looking statements within the meaning of the U.S. federal securities laws. We make statements in this Supplemental Information that are forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Additionally, unforeseen factors emerge from time to time, and we cannot predict which factors will arise or their ultimate impact on our business or the extent to which any such factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. One of these factors is the outbreak of the novel coronavirus (COVID-19), the impact of which is difficult to fully assess at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of efforts to contain the spread of the virus and its resulting direct and indirect impact on the U.S. economy and economic activity. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Definitions and Reconciliations: For definitions of certain terms used throughout this Supplemental Information, including certain non-GAAP financial measures, refer to the Glossary on pages 18-19. For reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures, refer to page 9.

Plymouth Industrial REIT, Inc.
Executive Summary

Company overview: Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a real estate investment trust focused on the acquisition, ownership, and management of single and multi-tenant industrial properties, including distribution centers, warehouses, light industrial and small bay industrial properties, located in primary and secondary markets within the main industrial, distribution and logistics corridors of the United States.

Management, Board of Directors, Investor Relations, and Equity Coverage

Corporate	Investor Relations	Transfer Agent

20 Custom House Street, 11th Floor	Tripp Sullivan	Continental Stock Transfer & Trust Company
Boston, Massachusetts 02110	SCR Partners	1 State Street, 30th Floor
617.340.3814	615.942.7077	New York, NY 10004
www.plymouthreit.com	IR@plymouthrei.com	212.509.4000

Executive Management

Jeffrey E. Witherell	Pendleton P. White, Jr.	Anthony J. Saladino	James M. Connolly
Chief Executive Officer	President and Chief Investment	Executive Vice President	Executive Vice President
and Chairman	Officer	and Chief Financial Officer	Asset Management

Anne A. Hayward
Senior Vice President
and General Counsel

Board of Directors

Martin Barber	Philip S. Cottone	Richard J. DeAgazio	David G. Gaw
Independent Director	Independent Director	Independent Director	Lead Independent Director

John W. Guinee	Caitlin Murphy	Pendleton P. White, Jr.	Jeffrey E. Witherell
Independent Director	Independent Director	President and Chief Investment	Chief Executive Officer
		Officer	and Chairman

Equity Research Coverage[1]

Baird	BMO Capital Markets	Colliers Securities	KeyBanc Capital Markets
Dave Rodgers	John Kim	Barry Oxford	Todd Thomas
216.737.7341	212.885.4115	203.961.6573	917.368.2375

Berenberg Capital Markets	B Riley Securities	JMP Securities	Truist Securities
Connor Siversky	Bryan Maher	Mitch Germain	Anthony Hau
646.949.9037	646.885.5423	212.906.3537	212.303.4176

Investor Conference Call and Webcast:
The Company will host a conference call and live audio webcast, both open for the general public to hear, on August 3, 2022 at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (844) 784-1727 (international callers: (412) 717-9587). A replay of the call will be available through August 10, 2022 by dialing (877) 344-7529 and entering the replay access code, 5685094.

1) The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by the Company or its management. The Company does not by reference above imply its endorsement of or concurrence with such information, conclusions or recommendations.

Plymouth Industrial REIT, Inc.
Portfolio Statistics

Unaudited ($ in thousands, except Cost/SF) as of 6/30/2022

Portfolio Snapshot		Portfolio Growth ($ in millions)

Number of Properties	156
Number of Buildings	206
Square Footage	33,571
Occupancy	97.3%
WA Lease Term Remaining (yrs.)	3.7
Total Annualized Base Rent (ABR)[1]	$138,538
Rental Rate Increase - Cash basis[2]	22.2%
Q2 Rent Collections	99.3%

Acquisition Activity

2022 Transaction Summary			Investment Highlights

Purchase Price[4]	$237,155	●	Since the Company's IPO in June 2017, the Company has acquired over $1.43 billion of wholly owned warehouse, distribution, light manufacturing, and small bay industrial properties totaling 29.7 million square feet
Cost Per Square Foot	$70.71
Replacement Cost/SF3	$96.20
Square Footage Acquired	3,967	●	The Company has approximately 640,000 SF of industrial projects currently under construction across three markets slated to deliver in 2022, with an additional 376,000 square feet under development scheduled to be completed in 2023
WA Occupancy at Acquisition	92.6%
WA Lease Term Remaining (yrs.)	3.0

Acquisitions

Location	Acquisition Date	# of Buildings	Purchase Price[4]	Square Footage	Projected Initial Yield[5]	Cost per Square Foot[6]
St. Louis, MO	4/6/2022	1	$ 8,450	76,485	6.3%	$ 110.48
Chicago, IL	4/14/2022	1	7,300	78,743	5.5%	92.71
Multiple	5/18/2022	2	12,700	153,903	5.8%	82.52
Charlotte, NC	5/19/2022	1	20,400	155,220	5.8%	131.43
Total Second Quarter 2022 Acquisitions		5	$ 48,850	464,351	5.8%	$ 109.30

Multiple	Q1 2022	38	$ 188,305	3,502,995	6.2%	$ 60.70

Multiple	Full Year 2021	24	$ 370,977	6,380,302	6.7%	$ 63.15

Multiple	Full Year 2020	27	$ 243,568	5,473,596	7.8%	$ 46.99

Multiple	Full Year 2019	32	$ 220,115	5,776,928	8.4%	$ 42.21

Multiple	Full Year 2018	24	$ 164,575	2,903,699	8.2%	$ 70.54

Multiple	2017 (since IPO)	36	$ 173,325	5,195,563	8.4%	$ 33.81

Total Acquisitions Post-IPO		186	$ 1,409,715	29,697,434	7.5%	$ 55.61

QTD Q3 2022 Acquisitions

Location	Acquisition Date	# of Buildings	Purchase Price[4]	Square Footage	Projected Initial Yield[5]	Cost per Square Foot[6]
Cleveland, OH	7/7/2022	1	$ 16,500	197,518	6.3%	$ 83.54
		1	$ 16,500	197,518	6.3%	$ 83.54

Portfolio statistics and acquisitions include wholly owned industrial properties only; excludes our property management office located in Columbus, Ohio.

1)	Annualized base rent is calculated as monthly contracted base rent as of June 30, 2022, multiplied by 12. Excludes rent abatements.
2)	Based on approximately 1.5 million square feet of new and renewal leases greater than six months in term. Refer to Leasing Activity in this Supplemental Information for additional details.
3)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.
4)	Represents total direct consideration paid rather than GAAP cost basis.
5)	Weighted based on Purchase Price.
6)	Calculated as Purchase Price divided by square footage.

Plymouth Industrial REIT, Inc.
Select Recent Acquisitions

During the first half of 2022, the Company has acquired forty-three (43) wholly-owned industrial buildings totaling 4.0 million square feet for a total consideration of $237.2 million in its key markets at a weighted average projected initial yield of 6.1% and a weighted average price of approximately $71 per square foot

Unaudited ($ in thousands, except Cost/SF)

Memphis Industrial Portfolio

Location	Memphis
Acquisition Date	March-22
# of Buildings	28
Purchase Price[1]	$102,355
Square Footage	2,320,773
Occupancy	91.0%
WA Lease Term Remaining	3.0 years
Projected Initial Yield	6.6%
Purchase Price/SF2	$44.10
Replacement Cost/SF2	$78.02
Multi-Tenant %	36%
Single-Tenant %	64%

Location Characteristics: Memphis experienced 11.9 million SF of positive absorption in 2021 and an influx of Fortune 500 Co's in recent years. Ford is building an electric vehicle manufacturing facility that will provide 6,000 new jobs by 2025, and FedEx's global headquarters is based here, making the international airport one of the busiest cargo airports in the country

Market Insight: Employment has increased 12% since 2011 and there has been an uptick in spec development in recent years, showing signs of economic growth in the area, however, availability rate and vacancy rate are at all-time lows, allowing for projected rent growth to be at 5% per year over the next 5 years (source: CBRE)

Portfolio Fit: Brings Company's scale in the Memphis market to greater than 4.7 million square feet

Midwest Triangle Portfolio

Location	Indianapolis/Columbus/Cincinnati
Acquisition Date	February-22
# of Buildings	4
Purchase Price[1]	$43,250
Square Footage	678,745
Occupancy	100.0%
WA Lease Term Remaining	3.7 years
Projected Initial Yield	5.0%
Purchase Price/SF2	$63.72
Replacement Cost/SF2	$126.26
Multi-Tenant %	50%
Single-Tenant %	50%

Location Characteristics: Indiana/Ohio are both known as the Crossroads of America. Easy access to major cross country interstates, passenger rail, freight railroads and other major highways and airports. The region is home to two international cargo airports, the third-largest rail hub and second-largest inland port in the U.S.

Market Insight: Available supply remains low with an average of a 4.1% vacancy rate between the markets, while demand is expected to stay strong. Market rent growth is projected to be 4.4% annually over the next 5 years. Employment in the 3 markets has grown a combined 14% over the past 10 years (source: CBRE)

Portfolio Fit: Brings Company's scale in the 3 markets combined to just over 9.6 million square feet and adds diversity with tenants in manufacturing, recycling and logistics industries

1)	Represents total direct consideration paid rather than GAAP cost basis.
2)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

Plymouth Industrial REIT, Inc.
Value Creation

Unaudited ($ in thousands, except RSF)

Examples of Value Creation

Re-leasing / No downtime	Lease-up / Building Refurbishment	New Industrial Development

Canton, OH	Memphis, TN	Atlanta, GA
Executed a 255,000 SF 10-year lease with annual escalations of 2.5% at a rental rate increase of 38% over prior rents	Executed a 312,000 SF 5-year lease with annual escalators of 3.0% at a rental rate increase of 56% over prior rents	Acquired single-tenant industrial building in January 2020 with ~ 65 acres of developable land

New tenant moved in with no down-time and no tenant improvements, but for the conveyance of the prior tenant's racking system	Tenant move-out was addressed expeditiously. The building will undergo roof and fire suppression upgrades as a part of the new lease transaction	Broke ground on new ~240,000 SF building during Q2 2021 with an estimated turnkey in Q4 2022 at a cost of ~$13.6M, an add'l ~180,000 SF building is projected for Q4 2022 at a cost of $12.2M

Our regional property management office in OH facilitated the tenant negotiations and seamless occupancy of the building	The property was acquired at a going-in yield of 8.0%, which now has increased to a stabilized yield of over 11.0%	Flexible design planned for both buildings to allow for demising. There is strong prospective tenant interest for multi- and single-tenant occupancy
Plymouth is partnering with the Green Building Initiative to align our environmental objectives with the execution of all new development and portfolio enhancement activities[1]

Development Projects (as of 6/30/2022)

The Company has identified over 2.3 million SF of developable GLA and currently has 643,000 SF under construction with another 367,000 in various stages of planning. The total investment in development under construction is approximately $24.8 million as of 6/30/2022 against a budget of approximately $48.9 million. The weighted average proforma stabilized cash NOI yields on development projects under construction ranges between 7.0% - 9.0%

		Total Rentable			Estimated
Under Construction[2]	# of Buildings	Square Feet (RSF)	% Leased	% Funded	Completion
Boston - Milliken Road	1	70,000	50%	90%	Q3 2022
Atlanta - New Calhoun I	1	237,000	Multiple prospects	29%	Q3 2022
Atlanta - New Calhoun II	1	180,000	In negotiations	66%	Q4 2022
Cincinnati - Fisher Park I	1	156,000	Multiple prospects	28%	Q4 2022
	4	643,000

1)	The Company is a member organization of the Green Building Initiative (GBI), a nonprofit organization and American National Standards Institute (ANSI) Accredited Standards Developer dedicated to reducing climate impacts by improving the built environment. Founded in 2004, the organization is the global provider of the Green Globes and federal Guiding Principles Compliance certification and assessment programs.
2)	Under construction represents projects for which vertical construction has commenced. Refer to the Developable Land section of the Net Asset Components on page 12 of this Supplemental Information for additional details on the Company's development activities.

Plymouth Industrial REIT, Inc.
Guidance

Unaudited (in thousands, except per-share amounts)

Full Year 2022 Range[1]
	Low	High

Core FFO attributable to common stockholders and unit holders per share	$ 1.80	$ 1.85
Same Store Portfolio NOI growth - cash basis[2]	7.50%	8.00%
Average Same Store Portfolio occupancy - full year	98.0%	98.5%
General and administrative expenses[3]	$ 16,000	$ 15,650
Interest expense, net	$ 32,600	$ 32,300
Weighted average common shares and units outstanding[4]	$ 39,550	$ 39,550

Reconciliation of Net loss attributable to common stockholders and unit holders per share to Core FFO guidance:

	Full Year 2022 Range[1]
	Low	High
Net loss	$ (0.58)	$ (0.53)
Depreciation and amortization	2.49	2.49
Loss on extinguishment of debt	0.06	0.06
Acquisition expenses	0.01	0.01
Change in fair value of warrant	(0.04)	(0.04)
Preferred stock dividends	(0.14)	(0.14)
	$ 1.80	$ 1.85

1)	Our 2022 guidance refers to the Company's in-place portfolio as of August 2, 2022. Our 2022 guidance does not include prospective acquisitions beyond August 2, 2022, dispositions, or capitalization activities that have not closed.
2)	The Same Store Portfolio consists of 121 buildings aggregating 21,961,888 rentable square feet. The Same Store projected performance reflects an annual NOI on a cash basis, excluding termination income.
3)	Includes non-cash stock compensation of $2 million for 2022.
4)	As of August 2, 2022, the Company has 40,617,860 common shares and units outstanding.

Plymouth Industrial REIT, Inc.
Same Store Net Operating Income (NOI)

Unaudited ($ and SF in thousands)

Same Store Portfolio Statistics

Square footage	21,962	Includes: wholly owned properties as of December 31, 2020; determined and set once per year for the following twelve months (refer to Glossary for Same Store definition)
Number of properties	99
Number of buildings	121
Percentage of total portfolio square footage	65.4%	Excludes: wholly owned properties classified as repositioning or lease-up during 2021 or 2022 (10 properties representing approximately 1,266,000 of rentable square feet)
Occupancy at period end	98.7%

Same Store NOI - GAAP Basis

	Three Months Ended June 30,
	2022	2021	$ Change	% Change

Rental revenue	$ 31,412	$ 29,313	$ 2,099	7.2%
Property expenses	9,770	9,549	221	2.3%
Same Store NOI - GAAP Basis	$ 21,642	$ 19,764	$ 1,878	9.5%

Same Store NOI excluding early termination income - GAAP Basis	$ 21,615	$ 19,764	$ 1,851	9.4%

	Six Months Ended June 30,
	2022	2021	$ Change	% Change

Rental revenue	$ 62,544	$ 58,783	$ 3,761	6.4%
Property expenses	20,582	19,708	874	4.4%
Same Store NOI - GAAP Basis	$ 41,962	$ 39,075	$ 2,887	7.4%

Same Store NOI excluding early termination income - GAAP Basis	$ 41,879	$ 39,002	$ 2,877	7.4%

Same Store NOI - Cash Basis

	Three Months Ended June 30,
	2022	2021	$ Change	% Change

Rental revenue	$ 30,803	$ 27,690	$ 3,113	11.2%
Property expenses	9,770	9,549	221	2.3%
Same Store NOI - Cash Basis	$ 21,033	$ 18,141	$ 2,892	15.9%

Same Store NOI excluding early termination income - Cash Basis	$ 21,006	$ 18,141	$ 2,865	15.8%

	Six Months Ended June 30,
	2022	2021	$ Change	% Change

Rental revenue	$ 60,835	$ 56,155	$ 4,680	8.3%
Property expenses	20,582	19,708	874	4.4%
Same Store NOI - Cash Basis	$ 40,253	$ 36,447	$ 3,806	10.4%

Same Store NOI excluding early termination income - Cash Basis	$ 40,170	$ 36,374	$ 3,796	10.4%

Plymouth Industrial REIT, Inc.
Consolidated Statements of Operations

Unaudited ($ thousands, except per-share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021

Revenues:
Rental revenue	$ 34,811	$ 25,627	$ 67,763	$ 50,181
Tenant recoveries	10,801	7,131	20,569	14,410
Management fee revenue and other income[1]	2	97	88	180
Total revenues	$ 45,614	$ 32,855	$ 88,420	$ 64,771

Operating expenses:
Property	13,799	10,940	27,874	22,366
Depreciation and amortization	24,208	16,902	46,899	32,679
General and administrative	4,146	3,309	7,698	6,318
Total operating expenses	$ 42,153	$ 31,151	$ 82,471	$ 61,363

Other income (expense):
Interest expense	(7,925)	(4,825)	(14,320)	(9,583)
Earnings (loss) in investment of unconsolidated joint venture[2]	-	(224)	(147)	(497)
Loss on extinguishment of debt	-	-	(2,176)	-
Gain on sale of real estate[3]	-	-	-	590
Unrealized (appreciation) depreciation of warrants[4]	-	(636)	1,760	(883)
Total other income (expense)	$ (7,925)	$ (5,685)	$ (14,883)	$ (10,373)

Net loss	$ (4,464)	$ (3,981)	$ (8,934)	$ (6,965)

Less: Net loss attributable to non-controlling interest	(55)	(71)	(115)	(136)

Net loss attributable to Plymouth Industrial REIT, Inc.	$ (4,409)	$ (3,910)	$ (8,819)	$ (6,829)

Less: Preferred stock dividends	1,320	1,652	3,019	3,304
Less: Series B preferred stock accretion to redemption value	750	1,807	2,250	3,614
Less: Loss on extinguishment of Series A Preferred Stock	24	-	24	-
Less: Amount allocated to participating securities	65	48	132	105

Net loss attributable to common stockholders	$ (6,568)	$ (7,417)	$ (14,244)	$ (13,852)

Net loss basic and diluted per share attributable to common stockholders	$ (0.17)	$ (0.25)	$ (0.38)	$ (0.49)

Weighted-average common shares outstanding basic and diluted	39,107	29,349	37,675	28,283

1)	Represents management fee revenue earned from the unconsolidated joint venture and other miscellaneous income.
2)	Represents our share of earnings (losses) related to our investment in an unconsolidated joint venture. The Company acquired the remaining 80% interest in our unconsolidated JV in March 2022.
3)	For the six months ended June 30, 2021, the Company sold one property totaling 98,340 square feet, recognizing a net gain of $590.
4)	Represents the change in the fair market value of our common stock warrants. On March 23, 2022, the common stock warrants were exercised in full and converted on a cashless basis, resulting in 139,940 shares of common stock.

Plymouth Industrial REIT, Inc.
Non-GAAP Measurements

Unaudited ($ in thousands)
Consolidated NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net loss	$ (4,464)	$ (3,981)	$ (8,934)	$ (6,965)
General and administrative	4,146	3,309	7,698	6,318
Depreciation and amortization	24,208	16,902	46,899	32,679
Interest expense	7,925	4,825	14,320	9,583
(Earnings) loss in investment of unconsolidated joint venture[2]	-	224	147	497
Loss on extinguishment of debt	-	-	2,176	-
Gain on sale of real estate	-	-	-	(590)
Unrealized appreciation (depreciation) of warrants[1]	-	636	(1,760)	883
Management fee revenue and other Income[3]	(2)	(97)	(88)	(180)
Net Operating Income	$ 31,813	$ 21,818	$ 60,458	$ 42,225

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

Net loss	$ (4,464)	$ (3,981)	$ (8,934)	$ (6,965)
Depreciation and amortization	24,208	16,902	46,899	32,679
Interest expense	7,925	4,825	14,320	9,583
Loss on extinguishment of debt	-	-	2,176	-
Gain on sale of real estate	-	-	-	(590)
Unrealized appreciation (depreciation) of warrants[1]	-	636	(1,760)	883
EBITDAre	$ 27,669	$ 18,382	$ 52,701	$ 35,590
Stock compensation	538	461	980	879
Acquisition expenses	150	-	150	-
Pro forma effect of acquisitions[4]	290	234	2,347	1,266
EBITDA adjustments attributable to unconsolidated joint venture[5]	-	500	-	986
Adjusted EBITDA	$ 28,647	$ 19,577	$ 56,178	$ 38,721

Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)

Net loss	$ (4,464)	$ (3,981)	$ (8,934)	$ (6,965)
Gain on sale of real estate	-	-	-	(590)
Depreciation and amortization	24,208	16,902	46,899	32,679
Depreciation and amortization from unconsolidated joint venture	-	408	268	801
FFO	$ 19,744	$ 13,329	$ 38,233	$ 25,925
Preferred stock dividends	(1,320)	(1,652)	(3,019)	(3,304)
Acquisition expenses	150	-	150	-
Unrealized appreciation (depreciation) of warrants[1]	-	636	(1,760)	883
Loss on extinguishment of debt	-	-	2,176	-
Core FFO	$ 18,574	$ 12,313	$ 35,780	$ 23,504
Amortization of debt related costs	527	370	1,032	739
Non-cash interest expense	262	(29)	906	(72)
Stock compensation	538	461	980	879
Capitalized interest	(142)	-	(206)	-
Straight line rent	(904)	(1,146)	(1,726)	(1,760)
Above/below market lease rents	(545)	(616)	(2,091)	(1,109)
Recurring capital expenditures[6]	(1,782)	(1,555)	(3,455)	(3,415)
AFFO	$ 16,528	$ 9,798	$ 31,220	$ 18,766

Weighted-average common shares and units outstanding	39,897	30,156	38,449	29,109

Core FFO attributable to common stockholders and unit holders per share	$ 0.47	$ 0.41	$ 0.93	$ 0.81
AFFO attributable to common stockholders and unit holders per share	$ 0.41	$ 0.32	$ 0.81	$ 0.64

1)	Represents the change in the fair market value of our common stock warrants.
2)	Represents our share of (earnings) losses related to our investment in an unconsolidated joint venture.
3)	Represents management fee revenue earned from the unconsolidated joint venture and other miscellaneous income.
4)	Represents the estimated impact of wholly owned and joint venture acquisitions as if they had been acquired on the first day of each respective quarter in which the acquisitions occurred. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired properties as of the beginning of the respective periods.
5)	Represents depreciation and amortization, and interest expense from the Company's unconsolidated joint venture. The Company acquired the remaining 80% interest in our unconsolidated JV in March 2022.
6)	Excludes non-recurring capital expenditures of $14,515 and $6,350 for the three months ended June 30, 2022 and 2021, respectively and $22,804 and $7,584 for the six months ended June 30, 2022 and 2021, respectively.

Plymouth Industrial REIT, Inc.
Consolidated Balance Sheets

Unaudited ($ in thousands)

	June 30, 2022	December 31, 2021
ASSETS
Real estate properties:
Land	$ 229,631	$ 201,164
Building and improvements	1,272,286	1,052,843
Less accumulated depreciation	(172,678)	(142,192)
Total real estate properties, net	$ 1,329,239	$ 1,111,815

Cash, cash held in escrow and restricted cash	36,066	43,374
Deferred lease intangibles, net	82,771	75,864
Investment in unconsolidated joint venture[1]	-	5,833
Interest rate swaps[2]	15,928	-
Other assets	35,485	33,919
Total assets	$ 1,499,489	$ 1,270,805

LIABILITIES, PREFERRED STOCK AND EQUITY
Secured debt, net	$ 392,315	$ 352,075
Unsecured debt, net[3]	487,626	335,840
Accounts payable, accrued expenses and other liabilities	70,841	66,880
Deferred lease intangibles, net	10,337	10,273
Financing lease liability[4]	2,237	2,227

Total liabilities	$ 963,356	$ 767,295

Preferred stock - Series A	$ 48,081	$ 48,473
Preferred stock - Series B5	$ 48,717	$ 94,437

Equity:
Common stock	$ 401	$ 361
Additional paid in capital	604,013	532,666
Accumulated deficit	(186,101)	(177,258)
Accumulated other comprehensive income	15,720	-
Total stockholders' equity	434,033	355,769
Non-controlling interest	5,302	4,831
Total equity	$ 439,335	$ 360,600

Total liabilities, preferred stock and equity	$ 1,499,489	$ 1,270,805

1)	Represents a noncontrolling equity interest in a single joint venture we entered into during October 2020. Our investment in the joint venture is accounted for under the equity method of accounting. The Company acquired the remaining 80% interest in the joint venture in March 2022.
2)	Represents the fair value of the Company's interest rate swaps. A summary of the Company's interest rate swaps and accounting are detailed in Note 7 of our most recent Quarterly Report on Form 10-Q.
3)	Includes borrowings under line of credit and term loans. Refer to Debt Summary in this Supplemental Information for additional details.
4)	As of June 30, 2022, we have a single finance lease in which we are the sublessee for a ground lease with a remaining lease term of approximately 34 years. Refer to our 2022 Quarterly Report on Form 10-Q for expanded disclosure.
5)	On April 29, 2022, 2,205,882 shares of the Company’s Series B Convertible Redeemable Preferred Stock were converted to our common stock on a one-to-one basis. The relevant features of the Series B Preferred Stock Refer to Glossary in this Supplemental Information for relevant features of the Preferred stock - Series B.

Plymouth Industrial REIT, Inc.
Capital Structure and Debt Summary

Unaudited ($ in thousands) as of 6/30/2022

Debt Summary

Secured Debt:	Maturity Date	Interest Rate	Commitment	Principal Balance
AIG Loan	November-23	4.08%	$ 120,000	$ 113,131
Ohio National Life Mortgage[1]	August-24	4.14%	21,000	19,356
Allianz Loan	April-26	4.07%	63,115	62,935
Nationwide Loan	October-27	2.97%	15,000	15,000
Lincoln Life Gateway Mortgage[1]	January-28	3.43%	28,800	28,800
Minnesota Life Memphis Industrial Loan[1]	January-28	3.15%	56,000	56,000
Midland National Life Insurance Mortgage[1]	March-28	3.50%	10,820	10,820
Minnesota Life Loan	May-28	3.78%	21,500	20,238
Transamerica Loan	August-28	4.35%	78,000	68,061
Total / Weighted Average Secured Debt		3.87%	$ 414,235	$ 394,341

Unsecured Debt:
KeyBank Line of Credit	August-25	3.01%[2]	$ 350,000	$ 40,500
$100m KeyBank Term Loan	August-26	2.80%[2,3]	100,000	100,000
$200m KeyBank Term Loan	February-27	2.80%[2,3]	200,000	200,000
$150m KeyBank Term Loan	May-27	2.80%[2]	150,000	150,000
Total / Weighted Average Unsecured Debt		2.82%	$ 800,000	$ 490,500

	June 30,	March 31,	December 31,	September 30,
Net Debt:	2022	2022	2021	2021
Total Debt[4]	$ 884,841	$ 864,783	$ 703,439	$ 600,012
Less: Cash	36,066	42,269	43,374	78,943
Net Debt	$ 848,775	$ 822,514	$ 660,065	$ 521,069

Capitalization

	June 30,	March 31,	December 31,	September 30,
	2022	2022	2021	2021
Common Shares and Units Outstanding[5]	40,623	37,476	36,601	34,781
Closing Price (as of period end)	$ 17.54	$ 27.10	$ 32.00	$ 22.75
Market Value of Common Shares[6]	$ 712,527	$ 1,015,600	$ 1,171,232	$ 791,268
Preferred Stock - Series A (at liquidation preference)	50,179	50,589	50,589	50,589
Preferred Stock - Series B (at liquidation preference)[8]	50,765	99,463	97,277	97,277
Total Market Capitalization[6,7]	$ 1,698,312	$ 2,030,435	$ 2,022,537	$ 1,539,146

Dividend / Share (annualized)	$ 0.88	$ 0.88	$ 0.84	$ 0.84
Dividend Yield (annualized)	5.0%	3.2%	2.6%	3.7%
Total Debt-to-Total Market Capitalization	52.1%	42.6%	34.8%	39.0%
Secured Debt as a % of Total Debt	44.6%	45.8%	52.0%	58.3%
Unsecured Debt as a % of Total Debt	55.4%	54.2%	48.0%	41.7%
Net Debt-to-Annualized Adjusted EBITDA (quarter annualized)	7.4x	7.5x	6.6x	5.9x
Net Debt plus Preferred-to-Annualized Adjusted EBITDA (quarter annualized)	8.3x	8.8x	8.1x	7.5x
Weighted Average Maturity of Total Debt (years)	4.2	4.2	4.5	4.7

Capital Markets Activity - YTD

Common Shares	Avg. Price	Offering	Period	Net Proceeds
614,800	$ 28.43	ATM	Q1 2022	$ 17,123
927,900	$ 26.85	ATM	Q2 2022	$ 24,384

Refer to Glossary in this Supplemental Information for definitions of non-GAAP financial measures, including Net debt and Net debt plus preferred-to-Adjusted EBITDA.

1)	Debt assumed at acquisition.
2)	As of June 30, 2022, the one-month term SOFR for our unsecured debt and borrowings under line of credit was 1.15% and 1.31%, respectively. The spread over the applicable rate for the $100m, $150m, and $200m KeyBank Term Loans and KeyBank unsecured line of credit is based on the Company’s total leverage ratio plus the 0.1% SOFR index adjustment.
3)	On July 13, 2022, the interest rate swaps for the $100m and $200m KeyBank Term Loans were transitioned to SOFR. The interest rates were fixed via swap at a rate of 1.504% and 1.5273%, respectively. See Note 14 of our most recent Quarterly Report on Form 10-Q for additional disclosure.
4)	Total Debt is not adjusted for the amortization of debt issuance costs or fair market premiums or discounts.
5)	Common shares and units outstanding were 40,133 and 490 as of June 30, 2022, respectively, and 36,111 and 490 for the year ended December 31, 2021, respectively.
6)	Based on closing price as of last trading day of the quarter and common shares and units as of the period ended.
7)	Market value of shares and units plus total debt and preferred stock as of period end.
8)	On April 29, 2022, 2,205,882 shares of the Company’s Series B Convertible Redeemable Preferred Stock were converted to our common stock on a one-to-one basis.

Plymouth Industrial REIT, Inc.
Net Asset Value Components

Unaudited ($ in thousands) as of 6/30/2022

Net Operating Income		2022 Acquisitions

	Three Months Ended June 30,		Acquisition	# of	Square	Purchase	Projected
	2022	Market	Date	Buildings	Footage	Price	Initial Yield
Pro Forma Net Operating Income (NOI)		Atlanta, GA	1/20/2022	1	150,000	$ 9,750	6.0%
Total Operating NOI	$ 31,813	Jacksonville, FL	2/7/2022	2	85,920	12,300	7.1%
Pro Forma Effect of New Lease Activity[1]	278	Multiple	2/24/2022	3	678,745	43,250	5.0%
Pro Forma Effect of Acquisitions[2]	290	Memphis, TN	3/11/2022	28	2,320,773	102,355	6.6%
Pro Forma Effect of Repositioning / Development[3]	1,710	Memphis, TN	3/11/2022	3	67,557	8,150	7.6%
Pro Forma NOI	$ 34,091	Atlanta, GA	3/15/2022	1	200,000	12,500	5.3%
		St. Louis, MO	4/6/2022	1	76,485	8,450	6.3%
Amortization of above / below market lease intangibles, net	(545)	Chicago, IL	4/14/2022	1	78,743	7,300	5.5%
Straight-line rental revenue adjustment	(904)	Multiple	5/18/2022	2	153,903	12,700	5.8%
Pro Forma Cash NOI	$ 32,642	Charlotte, NC	5/19/2022	1	155,220	20,400	5.8%
				43	3,967,346	$ 237,155	6.1%

Other Assets and Liabilities		Developable Land

Cash, cash held in escrow and restricted cash	$ 36,066		Owned	Developable	Under	Est. Investment /	Under
Other assets	$ 35,485	Market	Land (acres)[4]	GLA (SF)[4]	Construction (SF)[5]	Est. Completion	Development (SF)[5]
Accounts payable, accrued expenses and other liabilities	$ 70,841	Atlanta	74	617,000	417,000	$27.4M/Q3-Q4 '22	-
		Chicago	11	220,000	-		-
Debt and Preferred Stock		Boston	8	70,000	70,000	$9.3M/lease-up	-
		Cincinnati	30	440,000	156,000	$12.2M/Q4 '22	200,000
Secured Debt, net	$ 394,341	Jacksonville	15	176,000	-		176,000
Unsecured Debt, net	$ 490,500	Memphis	23	475,000	-		-
Preferred Stock - Series A6	$ 50,179	Saint Louis	31	300,000	-		-
Preferred Stock - Series B6	$ 50,765		192	2,298,000	643,000		376,000

Common shares and units outstanding[7]	40,623

We have made a number of assumptions with respect to the pro forma effects and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired We We have made a number of assumptions with respect to the pro forma effects and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired properties and / or fully stabilized the repositioning / development properties as of the beginning of the period. Refer to Glossary in this Supplemental Information for a definition and discussion of non-GAAP financial measures.

1)	Represents the estimated incremental base rents from uncommenced new leases as if rent commencement had occurred as of the beginning of the period.
2)	Represents the estimated impact of acquisitions as if they had been acquired at the beginning of the period.
3)	Represents the estimated impact of properties that are undergoing repositioning or lease-up as if the properties were fully stabilized and rents had commenced as of the beginning of the period.
4)	Developable land represents acreage currently owned by us and identified for potential development. The developable gross leasable area (GLA) is based on the developable land area and a land to building ratio. Developable land and GLA are estimated and can change periodically due to changes in site design, road and storm water requirements, parking requirements and other factors. We have made a number of assumptions in such estimates and there can be no assurance that we will develop land that we own.
5)	Under construction represents projects for which vertical construction has commenced. Under development represents projects in the pre-construction phase.
6)	Preferred Stock is calculated at its liquidation preference as of the end of the period.
7)	Common shares and units outstanding were 40,133 and 490, respectively, as of June 30, 2022.

Plymouth Industrial REIT, Inc.
Leasing Activity and Expirations

Unaudited as of 6/30/2022

Lease Renewals and New Leases[1]

Year	Type	Square Footage	Percent	Expiring Rent	New Rent	% Change	Tenant Improvements $/SF/YR	Lease Commissions $/SF/YR

2020	Renewals	1,881,346	71.1%	$ 3.75	$ 3.93	4.8%	$ 0.13	$ 0.08
	New Leases	764,314	28.9%	$ 4.31	$ 5.07	17.6%	$ 0.24	$ 0.19
	Total	2,645,660	100%	$ 3.92	$ 4.26	8.7%	$ 0.16	$ 0.11

2021	Renewals	2,487,589	49.3%	$ 4.25	$ 4.50	5.9%	$ 0.19	$ 0.10
	New Leases	2,557,312	50.7%	$ 3.76	$ 4.40	17.0%	$ 0.23	$ 0.22
	Total	5,044,901	100%	$ 4.00	$ 4.45	11.1%	$ 0.21	$ 0.16

Q1 2022	Renewals	955,416	73.0%	$ 4.36	$ 4.91	12.6%	$ 0.22	$ 0.17
	New Leases	353,869	27.0%	$ 3.87	$ 5.02	29.7%	$ 0.65	$ 0.22
	Total	1,309,285	100%	$ 4.23	$ 4.94	16.8%	$ 0.33	$ 0.18

Q2 2022	Renewals	463,630	31.2%	$ 5.38	$ 5.72	6.3%	$ 0.23	$ 0.15
	New Leases	1,020,021	68.8%	$ 3.64	$ 4.84	33.0%	$ 0.35	$ 0.28
	Total	1,483,651	100%	$ 4.18	$ 5.11	22.2%	$ 0.31	$ 0.24

YTD 2022	Renewals	1,419,046	50.8%	$ 4.70	$ 5.17	10.0%	$ 0.22	$ 0.16
	New Leases	1,373,890	49.2%	$ 3.70	$ 4.88	31.9%	$ 0.42	$ 0.26
	Total	2,792,936	100%	$ 4.21	$ 5.03	19.5%	$ 0.32	$ 0.21

Lease Expiration Schedule

Year	Square Footage	ABR[2]	% of ABR Expiring[3]
Available	921,017	$ -	-
2022	1,677,528	7,194,734	5.2%
2023	4,136,955	16,907,431	12.2%
2024	6,191,478	25,718,565	18.6%
2025	6,603,029	27,020,589	19.5%
2026	4,135,505	19,334,404	14.0%
Thereafter	9,905,555	42,362,648	30.5%
Total	33,571,067	$ 138,538,371	100%

1)	Lease renewals and new lease activity excludes leases with terms less than six months.
2)	Annualized base rent is calculated as monthly contracted base rent as of June 30, 2022, multiplied by 12. Excludes rent abatements.
3)	Calculated as annualized base rent set forth in this table divided by total annualized base rent as of June 30, 2022.

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Tenant Industry

Unaudited as of 6/30/2022

Industry	Total Leased Square Feet	# of Tenants	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Logistics & Transportation	8,901,041	89	27.3%	$ 34,746,844	25.1%	$ 3.90
Wholesale/Retail	2,602,325	38	8.0%	11,000,544	7.9%	4.23
Automotive	2,497,073	28	7.6%	11,063,560	8.0%	4.43
Printing & Paper	1,863,992	16	5.7%	6,947,475	5.0%	3.73
Food & Beverage	1,828,657	25	5.6%	8,298,948	6.0%	4.54
Home & Garden	1,826,897	18	5.6%	6,020,397	4.3%	3.30
Construction	1,656,513	38	5.1%	6,961,452	5.0%	4.20
Cardboard and Packaging	1,601,775	20	4.9%	6,245,593	4.5%	3.90
Light Manufacturing	1,234,493	12	3.8%	4,366,923	3.2%	3.54
Education	926,896	8	2.8%	4,402,215	3.2%	4.75
Other Industries*	7,710,388	229	23.6%	38,484,420	27.8%	4.99
Total	32,650,050	521	100.0%	$ 138,538,371	100.0%	$ 4.24

*Other Industries	Total Leased Square Feet	# of Tenants	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Plastics	922,841	14	2.8%	$ 4,181,592	3.0%	$ 4.53
Healthcare	840,566	39	2.6%	4,847,516	3.5%	5.77
Industrial Equipment Components	751,430	19	2.3%	2,958,601	2.1%	3.94
Storage	620,646	11	1.9%	3,259,976	2.4%	5.25
Metal Fabrication/Finishing	616,426	11	1.9%	2,802,228	2.0%	4.55
Chemical	585,682	10	1.8%	2,233,031	1.6%	3.81
Technology & Electronics	493,385	17	1.5%	2,713,148	2.0%	5.50
Aero Space	474,805	4	1.5%	1,510,688	1.1%	3.18
Business Services	425,843	26	1.3%	3,250,047	2.3%	7.63
Plumbing Equipment/Services	385,512	6	1.2%	1,416,791	1.0%	3.68
Other[2]	1,593,252	72	4.8%	9,310,802	6.8%	5.84
Total	7,710,388	229	23.6%	$ 38,484,420	27.8%	$ 4.99

1)	Annualized base rent is calculated as monthly contracted base rent as of June 30, 2022, multiplied by 12. Excludes rent abatements.
2)	Includes tenant industries for which the total leased square feet aggregates to less than 300,000 square feet.

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Type

Unaudited as of 6/30/2022

Leased Square Feet and Annualized Base Rent by Lease Type

Lease Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Triple Net	25,675,652	391	78.6%	$ 105,992,889	76.5%	$ 4.13
Modified Net	3,528,097	60	10.8%	16,623,618	12.0%	4.71
Gross	3,446,301	70	10.6%	15,921,864	11.5%	4.62
Total	32,650,050	521	100.0%	$ 138,538,371	100.0%	$ 4.24

Leased Square Feet and Annualized Base Rent by Tenant Type

Tenant Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Multi-Tenant	17,245,542	425	52.8%	$ 79,611,895	57.5%	$ 4.62
Single-Tenant	15,404,508	96	47.2%	58,926,476	42.5%	3.83
Total	32,650,050	521	100.0%	$ 138,538,371	100.0%	$ 4.24

Leased Square Feet and Annualized Base Rent by Building Type

Building Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Warehouse/Distribution	20,823,483	117	63.8%	$ 79,167,106	57.2%	$ 3.80
Warehouse/Light Manufacturing	8,536,048	39	26.1%	36,046,273	26.0%	4.22
Small Bay Industrial[2]	3,290,519	50	10.1%	23,324,992	16.8%	7.09
Total	32,650,050	206	100.0%	$ 138,538,371	100.0%	$ 4.24

1)	Annualized base rent is calculated as monthly contracted base rent as of June 30, 2022, multiplied by 12. Excludes rent abatements.
2)	Small bay industrial is inclusive of flex space totaling 498,143 leased square feet and annualized base rent of $5,802,871. Small bay industrial is multipurpose space; flex space includes office space that accounts for greater than 50% of the total rentable area.

Plymouth Industrial REIT, Inc.
Top 10 Tenants by Annualized Base Rent

Unaudited as of 6/30/2022

Tenant	Market	Industry	# of Leases	Total Leased Square Feet	Expiration	ABR Per Square Foot	ABR[1]	% Total ABR
FedEx Supply Chain, Inc.	St. Louis	Logistics & Transportation	1	769,500	7/31/2024	$ 4.40	$ 3,385,800	2.4%
Houghton Mifflin Harcourt Company	Chicago	Education	1	513,512	3/31/2026	4.49	2,305,669	1.7%
Geodis Logistics, LLC	St. Louis	Logistics & Transportation	1	624,159	8/31/2022	3.63	2,265,697	1.6%
Archway Marketing Holdings, Inc.	Chicago	Logistics & Transportation	3	503,000	3/31/2026	4.40	2,213,260	1.6%
ODW Logistics, Inc.	Columbus	Logistics & Transportation	1	772,450	6/30/2025	2.86	2,211,524	1.6%
Royal Canin U.S.A, Inc.	St. Louis	Wholesale/Retail	1	521,171	5/31/2025	3.95	2,058,625	1.5%
Balta US, Inc.	Jacksonville	Home & Garden	2	629,084	12/31/2028	3.07	1,933,607	1.4%
Communications Test Design, Inc.	Memphis	Logistics & Transportation	2	566,281	12/31/2024	3.28	1,855,850	1.3%
ASW Supply Chain Services, LLC	Cleveland	Logistics & Transportation	4	532,437	11/30/2027	3.40	1,810,285	1.3%
Pactiv Corporation	Chicago	Food & Beverage	3	439,631	8/31/2023	3.95	1,737,484	1.3%
Total Largest Tenants by Annualized Rent			19	5,871,225		$ 3.71	$ 21,777,801	15.7%
All Other Tenants			502	26,778,825		$ 4.36	$ 116,760,570	84.3%
Total Company Portfolio			521	32,650,050		$ 4.24	$ 138,538,371	100.0%

Lease Segmentation by Size

Square Feet	# of Leases	Total Leased Square Feet	Total Rentable Square Feet	Total Leased %	Total Leased % Excluding Repositioning[2]	ABR[1]	In-Place + Uncommenced ABR[3]	% of Total In-Place + Uncommenced ABR	In-Place + Uncommenced ABR Per SF4
< 4,999	73	183,183	259,255	70.7%	72.5%	$ 1,852,456	$ 1,880,037	1.3%	$ 10.07
5,000 - 9,999	78	554,013	657,940	84.2%	84.8%	4,616,640	4,674,155	3.3%	8.23
10,000 - 24,999	109	1,859,890	1,932,934	96.2%	96.8%	12,352,457	12,446,807	8.9%	6.64
25,000 - 49,999	93	3,236,774	3,462,194	93.5%	95.4%	17,349,087	17,899,534	12.8%	5.36
50,000 - 99,999	75	5,176,942	5,307,932	97.5%	97.4%	22,435,158	22,676,812	16.2%	4.32
100,000 - 249,999	63	10,008,880	10,008,880	100.0%	100.0%	39,489,116	39,489,116	28.1%	3.95
> 250,000	30	11,630,368	11,941,932	97.4%	97.3%	40,443,457	41,312,720	29.4%	3.46
Total / Weighted Average	521	32,650,050	33,571,067	97.3%	97.5%	$ 138,538,371	$ 140,379,181	100.0%	$ 4.23

1)	Annualized base rent is calculated as monthly contracted base rent as of June 30, 2022, multiplied by 12. Excludes rent abatements.
2)	Total Leased % Excluding Repositioning excludes vacant square footage being refurbished or repositioned.
3)	In-Place + Uncommenced ABR calculated as in-place current annualized base rent as of June 30, 2022 plus annualized base rent for leases signed but not commenced as of June 30, 2022.
4)	In-Place + Uncommenced ABR per SF is calculated as in-place current rent annualized base rent as of June 30, 2022 plus annualized base rent for leases signed but not commenced as of June 30, 2022, divided by leased square feet plus uncommenced leased square feet.

Plymouth Industrial REIT, Inc.
Rentable Square Feet and Annualized Base Rent by Market

Unaudited ($ in thousands) as of 6/30/2022

Primary Markets[1]
				Total Rentable	% Rentable
	# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
Atlanta	10	11	99.9%	1,670,235	5.0%	$ 6,752	4.9%
Chicago	40	41	99.4%	6,930,887	20.5%	30,015	21.6%

Secondary Markets[1]
				Total Rentable	% Rentable
	# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
Boston	1	1	100.0%	200,625	0.6%	$ 1,398	1.0%
Charlotte	1	1	100.0%	155,220	0.5%	1,184	0.9%
Cincinnati	10	11	96.7%	2,556,272	7.6%	9,390	6.8%
Cleveland	15	18	98.7%	3,781,691	11.3%	16,811	12.1%
Columbus	15	15	99.8%	3,757,614	11.2%	12,860	9.3%
Indianapolis	17	17	98.3%	4,085,169	12.2%	15,309	11.0%
Jacksonville	8	26	98.0%	2,052,074	6.1%	13,549	9.8%
Kansas City	1	1	100.0%	221,911	0.7%	789	0.6%
Memphis	25	49	87.3%	4,783,046	14.2%	15,622	11.3%
Philadelphia	1	1	99.8%	156,634	0.5%	963	0.7%
St. Louis	12	14	99.3%	3,219,689	9.6%	13,894	10.0%
Total	156	206	97.3%	33,571,067	100.0%	$ 138,536	100.0%

Total Acquisition and Replacement Cost by Market

Market	State	# of Buildings	Total Acquisition Cost[3]	Gross Real Estate Assets[4]	% Gross Real Estate Assets	Replacement Cost[5]
Atlanta	GA	11	$ 85,181	$ 78,190	5.3%	$ 128,303
Chicago	IL, IN, WI	41	290,026	280,138	19.0%	748,811
Boston	MA, ME	1	10,500	9,374	0.6%	32,450
Charlotte	NC	1	20,400	18,999	1.3%	20,821
Cincinnati	OH, KY	11	91,664	91,209	6.2%	177,351
Cleveland	OH	18	185,050	174,069	11.9%	333,234
Columbus	OH	15	157,624	148,029	10.1%	293,943
Indianapolis	IN	17	149,251	139,022	9.5%	356,430
Jacksonville	FL, GA	26	147,950	135,048	9.2%	207,038
Kansas City	MO	1	8,600	8,973	0.6%	20,451
Memphis	TN	49	185,407	175,674	12.0%	349,852
Philadelphia	PA, NJ	1	9,700	8,692	0.6%	14,912
St. Louis	MO	14	213,787	200,786	13.7%	325,818
Total		206	$ 1,555,140	$ 1,468,203	100.0%	$ 3,009,414

1)	Primary markets means the following two metropolitan areas in the U.S., each generally consisting of more than 300 million square feet of industrial space: Chicago and Atlanta. Secondary markets means non-primary markets, each generally consisting of between 100 million and 300 million square feet of industrial space, including the following metropolitan areas in the U.S.: Boston, Charlotte, Cincinnati, Cleveland, Columbus, Indianapolis, Jacksonville, Kansas City, Memphis, Milwaukee, Philadelphia, South Florida, and St. Louis. Our definitions of primary and secondary markets may vary from the definitions of these terms used by investors, analysts, or other industrial REITs.
2)	Annualized base rent is calculated as monthly contracted base rent as of June 30, 2022, multiplied by 12. Excludes rent abatements.
3)	Represents total direct consideration paid prior to the allocations per U.S. GAAP.
4)	The gross book value of real estate assets as of June 30, 2022 excludes development projects of $26,209, $2,494 in leasehold improvements and assets related to corporate activities, our regional property management office in Columbus of $4,126, and the finance lease right-of-use asset of $885 related to the ground sublease at 2100 International Parkway. Gross book value of real estate assets excludes depreciation and the allocation of the acquisition cost related to intangible assets and liabilities required by U.S. GAAP.
5)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Non-GAAP Financial Measures Definitions:

Net Operating Income (NOI): We consider net operating income, or NOI, to be an appropriate supplemental measure to net income in that it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue and tenant reimbursements) less property-level operating expenses. NOI excludes depreciation and amortization, general and administrative expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items.

Cash Net Operating Income - (Cash NOI): We define Cash NOI as NOI excluding straight-line rent adjustments and amortization of above and below market leases.

EBITDAre and Adjusted EBITDA: We define earnings before interest, taxes, depreciation and amortization for real estate in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss), computed in accordance with GAAP, before interest expense, tax, depreciation and amortization, gains or losses on the sale of rental property, unrealized appreciation/(depreciation) of warrants, loss on impairments, and loss on extinguishment of debt. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock compensation, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses (iv) the proforma impacts of acquisition and dispositions and (v) non-cash impairments on real estate lease. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as supplemental measures of our operating performance as a real estate company as they are direct measures of the actual operating results of our industrial properties. EBITDAre and Adjusted EBITDA should not be used as measures of our liquidity and may not be comparable to how other REITs' calculate EBITDAre and Adjusted EBITDA.

Funds From Operations ("FFO"): Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO is as follows: Net Income (calculated in accordance with GAAP), excluding: (i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
We define FFO consistent with the NAREIT definition. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO as we do, and accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Core Funds from Operations (“Core FFO”): Core FFO represents FFO reduced by dividends paid (or declared) to holders of our preferred stock, acquisition and transaction related costs for transactions not completed, and excludes certain non-cash operating expenses such as impairment on real estate lease, unrealized appreciation/(depreciation) of warrants and loss on extinguishment of debt. As with FFO, our reported Core FFO may not be comparable to other REITs’ Core FFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Adjusted Funds from Operations attributable to common stockholders (“AFFO”):  Adjusted funds from operations, or AFFO, is presented in addition to Core FFO. AFFO is defined as Core FFO, excluding certain non-cash operating revenues and expenses, capitalized interest, and recurring capitalized expenditures. Recurring capitalized expenditures include expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts Core FFO for certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, non-cash equity compensation and non-cash interest expense.
          We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management’s analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance.
As with Core FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Net Debt and Preferred stock to Adjusted EBITDA: Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated and our pro rata share of unconsolidated joint venture debt less cash, cash equivalents, and restricted cash, plus preferred stock calculated at its liquidation preference as of the end of the period.

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Other Definitions:

GAAP: U.S. generally accepted accounting principles.

Lease Type: We define our triple net leases in that the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term. We define our modified net leases in that the landlord is responsible for some property related expenses during the lease term, but the cost of most of the expenses is passed through to the tenant. We define our gross leases in that the landlord is responsible for all aspects of and costs related to the property and its operation during the lease term.

Non-Recurring Capital Expenditures: Non-recurring capital expenditures include capital expenditures of long lived improvements required to upgrade/replace existing systems or items that previously did not exist. Non-recurring capital expenditures also include costs associated with repositioning a property, redevelopment/development and capital improvements known at the time of acquisition.

Occupancy: We define occupancy as the percentage of total leasable square footage as the earlier of lease term commencement or revenue recognition in accordance to GAAP as of the close of the reporting period.

Preferred Stock - Series B: On December 14, 2018, we completed the offering of 4,411,764 shares of the Company’s Series B Convertible Redeemable Preferred Stock at a purchase price of $17.00 per share for an aggregate consideration of $75,000 or $71,800, net of issuance costs. On April 29, 2022, 2,205,882 shares of the Company’s Series B Convertible Redeemable Preferred Stock were converted to our common stock on a one-to-one basis. The relevant features of the Series B Preferred Stock ("Series B") are as follows ($ in thousands):

Year	Cash Pay Rate	Annual Cash Dividend	Liquidation Preference Per Share[1]	Conversion and Redemption Options[2]
4 - 2022	4.00%	$ 1,875	$ 23.01	- Commencing 1/1/2022, holders of the Series B have the right to convert for the Settlement Amount[2]
- Commencing 1/1/2022, Plymouth can elect to convert up to 100% of Series B upon achieving a 20-day VWAP per share of Plymouth's common stock being greater than $26.35, subject to the 10.0% threshold[4]
				- Neither option expires
5 - 2023	6.50%	$ 2,438	$ 24.02	Commencing 1/1/2023, Plymouth can redeem up to 50% of the outstanding Series B at the Liquidation Preference[1]
6 - 2024[3]	12.00%	$ 4,500	$ 25.84	- Commencing 1/1/2024, Plymouth can redeem up to 100% of the Series B at the Liquidation Preference
				- Commencing 12/31/2024, any outstanding shares of Series B will automatically convert into common stock, subject to the 10.0% threshold[4]

1)	Liquidation Preference is defined as the greater of (a) the amount necessary for the holder to achieve a 12% internal rate of return, taking into account cash dividends paid and (b) $21.89, plus accrued and unpaid dividends.
2)	Conversion and Redemption Options grant Plymouth the right to settle the conversion/redemption for the Settlement Amount, as follows: I) Physical Settlement with each share of Series B being converted to a number of common shares equal to the greater of (i) one share of common stock or (ii) the quotient of the liquidation preference divided by the 20-Day VWAP, subject to the 10.0% threshold, II) Cash Settlement whereby we pay for each share of Series B being converted in cash in an amount equal to the greater of (i) the Liquidation Preference or (ii) the 20-Day VWAP, or III) Combination Settlement whereby Plymouth shall pay, or deliver, in respect to each share of Series B being converted, a settlement amount equal to either (i) cash equal to the Cash Settlement amount or (ii) number of shares of common stock equal to the Physical Settlement, subject to the 10.0% threshold.
3)	Effective 1/1/2025, in the event the Series B Preferred Stock has not been settled, the holders obtain certain governance rights, including the option to elect an additional two members to Plymouth's Board of Directors.
4)	The 10.0% Threshold requires approval from the Holders of the Series B Preferred Stock to approve the conversion of any Series B Preferred Stock into common shares that exceed 10.0% of the outstandings common shares as of December 14, 2018.

Recurring Capital Expenditures: Recurring capitalized expenditures includes capital expenditures required to maintain and re-tenant our buildings, tenant improvements and leasing commissions.

Replacement Cost: is based on the Marshall & Swift valuation methodology for the determination of building costs. The Marshall & Swift building cost data and analysis is widely recognized within the U.S. legal system and has been written into in law in over 30 U.S. states and recognized in the U.S. Treasury Department Internal Revenue Service Publication. Replacement cost includes land reflected at the allocated cost in accordance with Financial Accounting Standards Board ("FASB") ASC 805.

Same Store Portfolio: The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly owned by the Company as of December 31, 2020. The Same Store Portfolio is evaluated and defined on an annual basis based on the growth and size of the consolidated portfolio. The Same Store Portfolio excludes properties that were or will be classified as repositioning or lease-up during 2021 and 2022. For 2022, the Same Store Portfolio consists of 99 properties aggregating 21,962 million rentable square feet. Properties that are being repositioned generally are defined as those properties where a significant amount of space is held vacant in order to implement capital improvements that enhance the functionality, rental cash flows, and value of that property. We define a significant amount of space at a property using both the size of the space and its proportion to the properties total square footage as a determinate. Our computation of same store NOI may not be comparable to other REITs.

VWAP: The volume weighted average price of a trading security.

Weighted Average Lease Term Remaining: The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.